Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES PRELIMINARY OPERATING RESULTS

FOR FISCAL YEAR 2014

Atlanta, GA – (April 14, 2015) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a preliminary net loss of $(546.0) million, or $(4.18) per share, for the year ended December 31, 2014 compared to net income of $310.4 million, or $2.13 per share, for the year ended December 31, 2013. Ocwen generated preliminary revenue of $2.1 billion, up 4% compared to $2.0 billion in the prior year. Preliminary income from operations was $76.1 million for the year ended December 31, 2014.

Preliminary pre-tax loss for 2014 was $(443.2) million, compared to $352.5 million pre-tax income in 2013. Preliminary pre-tax income on a normalized basis for 2014 was $284.9 million, compared to the $550.4 million normalized pre-tax income in 2013. During 2014, Ocwen incurred a total of $728.1 million in preliminary normalized expenses. Normalization items in 2014 include $420.2 million of goodwill impairment, $186.1 million of legal and settlement expenses primarily related to the settlement with the New York Department of Financial Services, $72.3 million for MSR-related fair value changes and $49.5 million of transition and other items. The preliminary normalized results for 2014 were impacted by and include $127.3 million of servicer expenses and uncollectible advances along with $39.4 million in regulatory monitoring costs. In addition, our preliminary net loss results include a charge to record an approximately $77 million valuation allowance against our remaining deferred tax asset.

“I am encouraged by the progress Ocwen has made so far in 2015. We currently expect to be profitable in 2015 and meet all of our ongoing financial and servicing obligations. In addition to generating substantial cash flow from pending asset sales that have already been announced so far this year, we expect our historical track record of generating substantial cash flow from operations to continue in 2015 and beyond. To accomplish our objectives we must, among other things, extend our $1.8 billion advance receivable facility that begins amortizing in October 2015, continue meeting our regulatory requirements, execute on our plan to reduce our GSE servicing exposure, continue to comply with our debt covenants and maintain our current servicer ratings. We have already significantly advanced our Agency MSR sale strategy at attractive prices, entered into an amendment with Home Loan Servicing Solutions that provides more stability for the Company and reduced our 2015 refinancing risk,” commented Ron Faris, President and C.E.O. of Ocwen. “We have also continued to make progress and improvements in our risk and compliance management systems, a critical focus of our management team and employees. We are optimistic that the investments we have made and are making in these areas reduce significantly the substantial risks associated with non-compliance with laws and regulations and improves our service to homeowners which will ultimately result in better overall returns to our shareholders.”

The financial results and other financial data presented in this press release are preliminary, based upon the Company’s estimates and subject to completion of the Company’s final financial closing procedures. Moreover, this data has been prepared on the basis of currently available information. The Company’s independent auditor has not audited or reviewed, and does not express an opinion with respect to, this data. This data does not constitute a comprehensive statement of the Company’s financial results for the year ended December 31, 2014, and the Company’s final results could differ materially from these preliminary results. In particular, the preliminary financial results presented in this press release incorporate the impact of the Company fully reserving for its deferred tax asset in order to present a conservative view of Ocwen’s results and financial position as the Company continues to prepare and evaluate information related to its ability to operate as a going concern and to provide such information to its auditor for the purposes of its audit of the Company’s financial statements for the year ended December 31, 2014. The Company currently does not have an estimate of when its 2014 financial statements will be finalized.

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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, with offices throughout the United States and support operations in India and the Philippines. Utilizing proprietary technology, global infrastructure and superior training and processes, Ocwen provides solutions that help homeowners and make our clients’ loans worth more. Ocwen may post information that is important to investors on its website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on 10/31/14). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our references to “normalized pre-tax income.” We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We also believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information regarding these measures may be found on Ocwen’s website.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com
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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

Preliminary Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	December 31, 2014		September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Total unpaid principal balance of loans and REO serviced	$398,727,727		$411,279,614	$435,119,848	$449,570,596	$464,651,332

Non-performing loans and REO serviced as a % of total UPB (1)	13.2%		13.4%	12.9%	13.8%	14.5%

Prepayment speed (average CPR)(2)	12.7	%(3)	12.8%	12.9%	11.2%	13.1%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 14.6% for prime loans and 10.3% for non-prime loans.

Preliminary Segment Results (Unaudited) (Dollars in thousands)

	Three Months		Twelve Months
For the Periods Ended December 31,	2014	2013	2014	2013
Servicing
Revenue	$458,831	$514,050	$1,985,436	$1,895,921
Operating expenses	723,324	300,439	1,643,323	1,096,084
Income (loss) from operations	(264,493)	213,611	342,113	799,837
Other expense, net	(122,264)	(68,985)	(516,203)	(408,170)
Income (loss) before income taxes	$(386,757)	$144,626	$(174,090)	$391,667

Lending
Revenue	$32,409	$39,718	$119,220	$120,899
Operating expenses	75,011	28,650	156,272	98,194
Income (loss) from operations	(42,602)	11,068	(37,052)	22,705
Other income, net	1,518	3,744	10,210	12,919
Income (loss) before income taxes	$(41,084)	$14,812	$(26,842)	$35,624

Corporate Items and Other
Revenue	$2,090	$2,335	$6,825	$22,092
Operating expenses	87,215	11,828	235,769	107,188
Loss from operations	(85,125)	(9,493)	(228,944)	(85,096)
Other income (expense), net	(6,807)	3,639	(13,283)	10,284
Loss before income taxes	$(91,932)	$(5,854)	$(242,227)	$(74,812)

Corporate Eliminations
Revenue	$(38)	$(148)	$(156)	$(639)
Operating expenses	(38)	(41)	(156)	(172)
Loss from operations	—	(107)	—	(467)
Other income, net	—	107	—	467
Income (loss) before income taxes	$—	$—	$—	$—
Consolidated income (loss) before income taxes	$(519,773)	$153,584	$(443,159)	$352,479

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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three Months		Twelve Months
For the Periods Ended December 31,	2014	2013	2014	2013
Revenue
Servicing and subservicing fees	$446,079	$490,167	$1,894,175	$1,823,559
Gain on loans held for sale, net	24,256	48,782	134,297	121,694
Other revenues	22,957	17,006	82,853	93,020
Total revenue	493,292	555,955	2,111,325	2,038,273

Operating expenses
Compensation and benefits	99,412	112,098	415,530	442,777
Goodwill impairment loss	420,201	—	420,201	—
Amortization of mortgage servicing rights	64,300	85,346	250,375	282,781
Servicing and origination	73,266	22,387	202,739	112,127
Technology and communications	45,819	37,768	167,053	140,466
Professional services	113,922	24,658	326,667	123,886
Occupancy and equipment	26,675	30,513	109,179	105,145
Other operating expenses	41,917	28,106	143,464	94,112
Total operating expenses	885,512	340,876	2,035,208	1,301,294

Income (loss) from operations	(392,220)	215,079	76,117	736,979

Other income (expense)
Interest income	5,519	5,025	22,991	22,355
Interest expense	(132,628)	(76,022)	(541,757)	(395,586)
Gain (loss) on extinguishment of debt	—	3,875	2,609	(8,681)
Other, net	(444)	5,627	(3,119)	(2,588)
Other expense, net	(127,553)	(61,495)	(519,276)	(384,500)

Income (loss) before income taxes	(519,773)	153,584	(443,159)	352,479
Income tax expense	78,514	18,309	102,888	42,061
Net income (loss)	(598,287)	135,275	(546,047)	310,418
Net income attributable to non-controlling interests	(80)	—	(245)	—
Net income (loss) attributable to Ocwen stockholders	(598,367)	135,275	(546,292)	310,418
Preferred stock dividends	—	(581)	(1,163)	(5,031)
Deemed dividend related to beneficial conversion feature of preferred stock	—	(416)	(1,639)	(6,989)
Net income (loss) attributable to Ocwen common stockholders	$(598,367)	$134,278	$(549,094)	$298,398

Earnings (loss) per share attributable to Ocwen common stockholders
Basic	$(4.77)	$0.99	$(4.18)	$2.20
Diluted	$(4.77)	$0.95	$(4.18)	$2.13

Weighted average common shares outstanding
Basic	125,564,301	135,191,178	131,362,284	135,678,088
Diluted	125,564,301	139,177,555	131,362,284	139,800,506
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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data) (UNAUDITED)

	December 31, 2014	December 31, 2013
Assets
Cash	$129,473	$178,512
Mortgage servicing rights ($93,901 and $116,029 carried at fair value)	1,913,992	2,069,381
Advances	893,914	890,832
Match funded advances	2,409,442	2,552,383
Loans held for sale ($401,120 and $503,753 carried at fair value)	488,612	566,660
Loans held for investment - reverse mortgages, at fair value	1,550,141	618,018
Goodwill	—	420,201
Receivables, net	270,596	152,516
Deferred tax assets, net	—	115,571
Premises and equipment, net	43,310	53,786
Other assets ($7,335 and $0 carried at fair value)	490,811	309,143
Total assets	$8,190,291	$7,927,003

Liabilities, Mezzanine Equity and Equity
Liabilities
Match funded liabilities	$2,090,247	$2,364,814
Financing liabilities ($2,058,693 and $1,249,380 carried at fair value)	2,258,641	1,266,973
Other secured borrowings	1,733,691	1,777,669
Senior unsecured notes	350,000	—
Other liabilities	793,534	644,595
Total liabilities	7,226,113	6,054,051

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $.01 par value; 200,000 shares authorized; 62,000 shares issued and outstanding at December 31, 2013	—	60,361
Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 125,215,615 and 135,176,271 shares issued and outstanding at December 31, 2014 and 2013, respectively	1,252	1,352
Additional paid-in capital	515,194	818,427
Retained earnings	453,869	1,002,963
Accumulated other comprehensive loss, net of income taxes	(8,908)	(10,151)
Total Ocwen stockholders’ equity	961,407	1,812,591
Non-controlling interest in subsidiaries	2,771	—
Total equity	964,178	1,812,591
Total liabilities, mezzanine equity and equity	$8,190,291	$7,927,003
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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (UNAUDITED)

	For the Years Ended December 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(546,047)	$310,418
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment loss	420,201	—
Amortization of mortgage servicing rights	250,375	282,781
Amortization of debt issuance costs – senior secured term loan	5,139	4,395
Depreciation	21,910	24,245
Provision for bad debts	84,751	34,816
Gain on loans held for sale, net	(134,297)	(121,694)
Realized and unrealized losses on derivative financial instruments	2,643	14,336
(Gain) loss on extinguishment of debt	(2,609)	8,681
Loss (gain) on valuation of mortgage servicing rights, at fair value	22,068	(30,816)
Decrease (increase) in deferred tax assets, net	114,829	(21,125)
Equity-based compensation expense	10,729	5,648
Origination and purchase of loans held for sale	(7,430,340)	(9,678,038)
Proceeds from sale and collections of loans held for sale	7,345,730	9,468,627
Changes in assets and liabilities:
Decrease in advances and match funded advances	291,989	295,108
(Increase) decrease in receivables and other assets, net	(37,394)	224,543
(Decrease) increase in other liabilities	(94,508)	70,336
Other, net	27,355	(7,842)
Net cash provided by operating activities	352,524	884,419
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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
(Dollars in thousands)
 (UNAUDITED)

	For the Years Ended December 31,
	2014	2013
Cash flows from investing activities
Cash paid to acquire ResCap Servicing Operations (a component of Residential Capital, LLC)	(54,220)	(2,289,709)
Net cash paid to acquire controlling interest in Ocwen Structured Investments, LLC	(7,833)	—
Cash paid to acquire Liberty Home Equity Solutions, Inc.	—	(26,568)
Net cash acquired in acquisition of Correspondent One S.A .	—	22,108
Distributions of capital from unconsolidated entities	6,572	1,300
Purchase of mortgage servicing rights, net	(22,488)	(987,663)
Acquisition of advances in connection with the purchase of mortgage servicing rights	(85,521)	(2,588,739)
Acquisition of advances in connection with the purchase of loans	(60,482)	—
Proceeds from sale of advances and match funded advances	1,054	3,842,537
Net proceeds from sale of diversified fee-based businesses to Altisource Portfolio Solutions, S.A.	—	210,793
Proceeds from sale of mortgage servicing rights	287	34,754
Origination of loans held for investment - reverse mortgages	(816,881)	(609,555)
Principal payments received on loans held for investment - reverse mortgages	86,234	5,886
Additions to premises and equipment	(11,430)	(28,915)
Other	6,461	(1,207)
Net cash used in investing activities	(958,247)	(2,414,978)

Cash flows from financing activities
Repayment of match funded liabilities	(274,567)	(167,931)
Proceeds from other secured borrowings	5,677,291	9,633,914
Repayments of other secured borrowings	(5,809,239)	(8,804,558)
Proceeds from issuance of senior unsecured notes	350,000	—
Payment of debt issuance costs	(6,835)	(25,758)
Proceeds from sale of mortgage servicing rights accounted for as a financing	123,551	447,755
Proceeds from sale of loans accounted for as a financing	783,009	604,991
Proceeds from sale of advances accounted for as a financing	88,981	—
Repurchase of common stock	(382,487)	(217,903)
Payment of preferred stock dividends	(1,163)	(5,115)
Proceeds from exercise of common stock options	1,840	2,302
Other	6,303	21,244
Net cash provided by financing activities	556,684	1,488,941

Net decrease in cash	(49,039)	(41,618)
Cash at beginning of year	178,512	220,130
Cash at end of year	$129,473	$178,512
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Ocwen Financial Corporation

Fiscal Year 2014 Results

April 14, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)

(Dollars in thousands)

(UNAUDITED)

	For the Years Ended December 31,
	2014	2013
Supplemental cash flow information
Interest paid	$560,208	$395,758
Income tax payments, net	38,293	14,747

Supplemental non-cash investing and financing activities
Transfers of loans held for sale to loans held for investment	$110,874	$—
Transfers of loans held for sale to real estate owned	8,808	4,775
Conversion of Series A preferred stock to common stock	62,000	100,000

Supplemental business acquisition information
Fair value of assets acquired:
Advances	$—	$(1,786,409)
Mortgage servicing rights	—	(401,314)
Premises and equipment	—	(16,423)
Goodwill	—	(211,419)
Receivables and other assets	—	(2,989)
	—	(2,418,554)
Fair value of liabilities assumed:
Accrued expenses and other liabilities	—	74,625
Total consideration	—	(2,343,929)
Amount due to seller for purchase price adjustments	—	54,220
Cash paid	—	(2,289,709)
Less cash acquired	—	—
Net cash paid	$—	$(2,289,709)

Preliminary Normalized Pre-Tax Income Summary (Dollars in Millions)
	For the Years Ended December 31,
	2014	2013
GAAP Income before income taxes	$(443.2)	$352.5
Transition and transaction related expenses	42.3	157.3
Legal/Settlement expense	186.1	60.4
Goodwill Impairment	420.2	—
Discontinued/Sold Operations	—	(6.7)
Funding related expenses	0.5	35.0
MSR-Related Fair Value Change	72.3	(48.1)
Other	6.6	—
Normalized income before income taxes	$284.9	$550.4
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